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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED: OCTOBER 16, 2008

ATWOOD OCEANICS, INC.

(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER 1-13167

TEXAS
(State or other jurisdiction of incorporation or organization)

Internal Revenue Service – Employer Identification No. 74-1611874

15835 Park Ten Place Drive, Houston, Texas, 77084
(281) 749-7800

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

     On October 16, 2008 Atwood Oceanics announced that it will not be exercising its existing option to have Jurong Shipyard Pte. Ltd. (“Jurong”) construct another deep water semisubmersible drilling unit at Jurong’s shipyard in Singapore. The Company is currently constructing a Friede & Goldman ExD Millennium 6,000 feet conventionally moored semisubmersible and a similarly designed 10,000 feet dynamically positioned semisubmersible at Jurong’s shipyard in Singapore. The current construction at Jurong is progressing well and both units are on schedule, with the delivery of the conventionally moored unit planned for early 2011 and the delivery of the dynamically positioned unit planned for mid 2012. The longer-term fundamentals and outlook for the international deepwater markets that the Company serves remain positive. Therefore, the Company will continue to consider value-enhancing growth opportunities when the times are right.

ITEM 9.01      EXHIBITS

EXHIBIT 99.1 Press Release dated October 16, 2008

     Statements contained in this report with respect to the future are forward-looking statements. These statements reflect management's reasonable judgment with respect to future events. Forward-looking statements involve risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors including; the Company's dependence on the oil and gas industry; the risks involved the construction of a rig; competition; operating risks; risks involved in foreign operations; risks associated with possible disruption in operations due to terrorism; risks associated with a possible disruption in operations due to a war with Iraq; and governmental regulations and environmental matters. A list of additional risk factors can be found in the Company's annual report on Form 10-K for the year ended September 30, 2007, filed with the Securities and Exchange Commission.

EXHIBIT INDEX

EXHIBIT NO.                         DESCRIPTION

99.1	Press Release dated October 16, 2008

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                      ATWOOD OCEANICS, INC.
                                                      (Registrant)

                                                      /s/ James M. Holland
                                                      James M. Holland
                                                      Senior Vice President

                                                      DATE: October 16, 2008